UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2015

WINS FINANCE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36592	N/A
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1F, Building 7

No. 58 Jianguo Road, Chaoyang District

Beijing 100024, People’s Republic of China

+8610-8225-5118

(Address, including zip code, of registrant's principal executive offices and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 17, 2015, the registrant announced that its wholly-owned PRC subsidiary Jinshang International Financial Lease Co., Ltd. has executed an aggregate of RMB49.5 million (US$7.7 million) in direct leasing contracts for tele-medical equipment with seven hospitals located in Shanxi, Shandong and Xinjiang provinces, beginning in June 2015. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release

Safe Harbor Statement

This report on Form 8-K includes forward-looking statements. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the registrant expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the registrant in light of current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to the registrant’s expectations and predictions is subject to a number of risks and uncertainties, including the risk that the registrant’s efforts to expand into the tele-medical equipment leasing sector and to expand the geographical reach of its financial leasing business will not be successful, and the risks described in the registrant’s Quarterly Report on Form 10-Q filed on November 16, 2015 and in its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 17, 2015	WINS FINANCE HOLDINGS INC.

	By:	/s/ Richard Xu
Richard Xu, President

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